As filed with the Securities and Exchange Commission on Commission on February 4, 2019.

Registration No. 333-229463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oi S.A. – In Judicial Reorganization

(Exact Name of Registrant as Specified in its Charter)

The Federative Republic of Brazil	4813	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rua Humberto de Campos 425, 8th floor, Leblon 22430-190 Rio de Janeiro, RJ Federative Republic of Brazil +55 21 3131-2918

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc. East 40th Street, 10th Floor

New York, NY 10016

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Bagnall White & Case LLP 200 S. Biscayne Blvd. Suite 4900 Miami, FL 33131 (305) 371-2700

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Shares, no par value, of Oi S.A. (2)	1,522,660,085	US$	513,265,290.36	(3)	US$	62,207.75	(4)

(1)

Includes Common Shares represented by American Depositary Shares, or ADSs, each of which represents five common shares evidenced by American Depositary Receipts, to be offered and sold in the United States.

(2)

The Common Shares are represented by ADSs, each of which represents five Common Shares evidenced by American Depositary Receipts, which have been registered pursuant to separate Registration Statements on Form F-6 (File No.333-179758, 333-195520 and 333-225618), which were filed on February 28, 2012, April 28, 2014 and June 14, 2018, respectively.

(3)

The Proposed Maximum Aggregate Offering Price (estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the U.S. Securities Act of 1933, as amended) is calculated based on R$1.27, the average high and low prices of the Common Shares on the B3 S.A. – Brasil, Bolsa, Balcão on January 28, 2019, converted into U.S. dollars based on an exchange rate of R$3.7676=US$1.00, the PTAX selling rate as reported by the Central Bank of Brazil (Banco Central do Brasil) on January 28, 2019.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this Amendment No. 1 to Registration Statement on Form F-1 (Registration No. 333-229463) is to file the XBRL exhibits that were omitted from the registration statement as indicated in Item 8 of Part II of this amendment. No change is made to Part I or Part II of the registration statement, other than Item 8 of Part II, and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II, the signature page of the registration statement and the exhibits filed herewith.

Item 8.	Exhibits and Financial Statement Schedules

The following is a list of all exhibits filed as part of this registration statement on Form F-1, including those incorporated by reference in this prospectus.

Exhibit No.	Description

2.1	Judicial Reorganization Plan of Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization and Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization, dated December 20, 2017 (in Portuguese) (incorporated by reference to Exhibit 2.03 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 16, 2018).

2.2	Judicial Reorganization Plan of Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization and Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization, dated December 20, 2017 (English translation) (incorporated by reference to Exhibit 2.04 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 16, 2018).

3.1	By-laws of Oi S.A. – In Judicial Reorganization, as amended through September 17, 2018 (English translation) (incorporated by reference to Exhibit 3.1 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on October 4, 2018).

4.1	Form of Amended and Restated Deposit Agreement (Common Shares), among Oi S.A. – In Judicial Reorganization, The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to Form F-6 of Oi S.A. – In Judicial Reorganization filed on February 28, 2012).

4.2	Indenture, dated as of July 27, 2018, among of Oi S.A. – In Judicial Reorganization, as the Company, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization and Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization, as Subsidiary Guarantors, and The Bank of New York Mellon, as Trustee, Registrar, Principal Paying Agent and Transfer Agent (incorporated by reference to Exhibit 4.2 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on September 4, 2018).

4.3	Form of 10.000% / 12.000% Senior PIK Toggle Notes due 2025 (included in Exhibit 4.2).

5.1**	Opinion of Barbosa, Müssnich & Aragão Advogados, Brazilian counsel to the Registrant, as to the validity of the common shares (including consent).

8.1**	Opinion of Barbosa, Müssnich & Aragão Advogados as to certain Brazilian tax matters (including consent).

8.2**	Opinion of White & Case LLP as to certain United States federal income tax matters (including consent).

10.1	Call Option Agreement, dated September 8, 2014, among PT International Finance B.V., PT Portugal, SGPS, S.A., Portugal Telecom, SGPS, S.A., Oi S.A. – In Judicial Reorganization and Telemar Participações S.A. (English translation) (incorporated by reference to Exhibit 99.18 to Amendment No. 4 to Schedule 13D of Telemar Participações S.A. filed on September 17, 2014).

10.2	Private Instrument for the Assignment of Rights and Obligations and Other Covenants, dated March 24, 2015, among PT International Finance B.V., PT Portugal, SGPS, S.A., Portugal Telecom, SGPS, S.A., Telemar Participações S.A. and Oi S.A. – In Judicial Reorganization (English translation) (incorporated by reference to Exhibit 4.06 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 7, 2015).

10.3	First Amendment to the Call Option Agreement and Other Covenants, dated March 31, 2015, among PT International Finance B.V., Portugal Telecom, SGPS, S.A., Telemar Participações S.A. and Oi S.A. – In Judicial Reorganization (English translation) (incorporated by reference to Exhibit 4.07 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 7, 2015).

10.4	Terms of Commitment, dated September 8, 2014, among Portugal Telecom, SGPS, S.A., Oi S.A. – In Judicial Reorganization and Telemar Participações S.A. (English translation) (incorporated by reference to Exhibit 99.19 to Amendment No. 4 to Schedule 13D of Telemar Participações S.A. filed on September 17, 2014).

10.5	First Amendment to the Terms of Commitment, dated March 31, 2015, among Portugal Telecom, SGPS, S.A., Oi S.A. – In Judicial Reorganization and Telemar Participações S.A. (English translation) (incorporated by reference to Exhibit 4.09 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 7, 2015).

10.6	Concession Agreement for Local, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 109/2011, dated June 30, 2011 (English translation) (incorporated by reference to Exhibit 10.5 to Form F-4 of Brasil Telecom S.A. filed on September 1, 2011).

10.7	Schedule of Omitted Concession Agreements for Local Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.05 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on April 27, 2012).

10.8	Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 143/2011, dated June 30, 2011 (English translation) (incorporated by reference to Exhibit 10.6 to Form F-4 of Brasil Telecom S.A. filed on September 1, 2011).

10.9	Schedule of Omitted Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service (incorporated by reference to Exhibit 4.07 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on April 27, 2012).

10.10	Statement of Authorization for Personal Mobile Services between ANATEL and Brasil Telecom Celular S.A., No. 026/2002, dated December 18, 2002 (English translation) (incorporated by reference to Exhibit 4.05 to Form 20-F of Brasil Telecom S.A. filed on July 13, 2009).

10.11	Schedule of Omitted Authorizations for Personal Mobile Services (incorporated by reference to Exhibit 10.11 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on September 4, 2018).

10.12	Instrument of Authorization for the Use of Radio Frequency Blocks for 2G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2004, dated May 3, 2004 (English translation) (incorporated by reference to Exhibit 4.07 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.13	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 2G services (incorporated by reference to Exhibit 4.11 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on April 27, 2012).

10.14	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2008, dated April 29, 2008 (English translation) (incorporated by reference to Exhibit 4.09 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.15	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 3G services (incorporated by reference to Exhibit 10.15 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on September 4, 2018).

10.16	Instrument of Authorization for the Use of Radio Frequency Blocks for 4G services between ANATEL and TNL PCS S.A., No. 520/2012, dated October 16, 2012 (English translation) (incorporated by reference to Exhibit 4.16 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 16, 2018).

10.17	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 4G services (incorporated by reference to Exhibit 4.17 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 16, 2018).

10.18	Subscription and Commitment Agreement, dated as of December 19, 2017, among Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization, Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization and certain bondholders (incorporated by reference to Exhibit 2.04 to Form 20-F of Oi S.A. – In Judicial Reorganization filed on May 16, 2018).

10.19	Amendment No. 1 to Subscription and Commitment Agreement, dated as of July 13, 2018, among Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization, Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization and certain bondholders (incorporated by reference to Exhibit 10.19 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on October 4, 2018).

10.20	Amendment No. 2 to Subscription and Commitment Agreement, dated as of September 4, 2018, among Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization, Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization and certain investors (incorporated by reference to Exhibit 1 to Form 6-K of Oi S.A. – In Judicial Reorganization filed on September 5, 2018).

10.21	Instrument of Authorization for the Use of Radio Frequency Blocks for services under the 450 MHz spectrum, between ANATEL and Oi S.A., No. 522/2012, dated October 16, 2012 (English translation) (incorporated by reference to Exhibit 10.21 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on October 4, 2018).

10.22	Amendment No. 3 to Subscription and Commitment Agreement, dated as of December 10, 2018, among Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization, Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization and certain investors (incorporated by reference to Exhibit 1 to Form 6-K of Oi S.A. – In Judicial Reorganization filed on December 11, 2018).

10.23	Amendment No. 4 to Subscription and Commitment Agreement, dated as of December 18, 2018, among Oi S.A. – In Judicial Reorganization, Telemar Norte Leste S.A. – In Judicial Reorganization, Oi Móvel S.A. – In Judicial Reorganization, Copart 4 Participações S.A. – In Judicial Reorganization, Copart 5 Participações S.A. – In Judicial Reorganization, Portugal Telecom International Finance B.V. – In Judicial Reorganization, Oi Brasil Holdings Coöperatief U.A. – In Judicial Reorganization and certain investors (incorporated by reference to Exhibit 1 to Form 6-K of Oi S.A. – In Judicial Reorganization filed on December 19, 2018).

10.24**	Registration Rights Agreement, dated as of December 18, 2018, by and among Oi S.A. – In Judicial Reorganization and certain investors.

10.25**	Joinder Agreement, dated as of January 15, 2019, of CVI EMCVF Lux Securities Trading S.a.r.l. and CVI EMCVF Cayman Securities Ltd., to the Registration Rights Agreement, dated as of December 18, 2018, by and among Oi S.A. – In Judicial Reorganization and certain investors.

10.26**	Joinder Agreement, dated as of January 23, 2019, of Solus Alternative Management LP, as investment advisor on behalf of certain related funds and accounts and those certain related funds and accounts, to the Registration Rights Agreement, dated as of December 18, 2018, by and among Oi S.A. – In Judicial Reorganization and certain investors.

21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Form F-1/A of Oi S.A. – In Judicial Reorganization filed on November 7, 2018).

23.1**	Consent of KPMG LLP.

23.2**	Consent of Barbosa, Müssnich & Aragão Advogados (included in Exhibits 5.1 and 8.1).

23.3**	Consent of White & Case LLP (included in Exhibit 8.2).

24.1**	Power of Attorney (included on signature page to the initial filing of this Registration Statement).

101*	XBRL

*	Filed herewith.
**	Previously filed.

There are numerous instruments defining the rights of holders of long-term indebtedness of Oi S.A. – In Judicial Reorganization and its consolidated subsidiaries, none of which authorizes securities that exceed 10% of the total assets of Oi S.A. – In Judicial Reorganization and its subsidiaries on a consolidated basis. Oi S.A. – In Judicial Reorganization hereby agrees to furnish a copy of any such agreements to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Rio de Janeiro, State of Rio de Janeiro, Brazil, on this 1st day of February, 2019.

OI S.A. – IN JUDICIAL REORGANIZATION

/s/ Carlos Augusto Machado Pereira de Almeida Brandão
Name:	Carlos Augusto Machado Pereira de Almeida Brandão
Title:	Chief Financial Officer and Investor Relations Officer

/s/ Bernardo Kos Winik
Name:	Bernardo Kos Winik
Title:	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on February 1, 2019 in the capacities indicated:

*	Chief Executive Officer
EURICO DE JESUS TELES NETO	(principal executive officer)

/s/ Carlos Augusto Machado Pereira de Almeida Brandão	Chief Financial Officer and Investor Relations Officer
CARLOS AUGUSTO MACHADO PEREIRA DE ALMEIDA BRANDÃO	(principal financial officer)

*	Chief Accounting Officer
DAVID TAVARES NEVES NUNES	(principal accounting officer)

*	Chairman of the Board of Directors
ELEAZAR DE CARVALHO FILHO

*	Vice-Chairman of the Board of Directors
MARCOS GRODETZKY

*	Director
HENRIQUE JOSÉ FERNANDES LUZ

*	Director
JOSÉ MAURO METTRAU CARNEIRO DA CUNHA

*	Director
MARCOS BASTOS ROCHA

*	Director
MARIA HELENA DOS SANTOS FERNANDES DE SANTANA

*	Director
PAULINO DO REGO BARROS JR.

*	Director
RICARDO REISEN DE PINHO

*	Director
RODRIGO MODESTO DE ABREU

*	Director
WALLIM CRUZ DE VASCONCELLOS JUNIOR

*	Director
ROGER SOLÉ RAFOLS

* By:	/s/ Carlos Augusto Machado Pereira de Almeida Brandão
Name:	Carlos Augusto Machado Pereira de Almeida Brandão
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Oi S.A. – In Judicial Reorganization in the United States, has signed this registration statement on February 1, 2019.

US Authorized Representative COGENCY GLOBAL INC.

By:	/s/ Tais Laureano
For and on behalf of Cogency Global Inc.
Name:	Tais Laureano
Title:	Assistant Secretary